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Jerry Saccone, Esq.
McGuireWoods LLP
1345 Avenue of the Americas
7th Floor
New  York, New York 10105-0106

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT

(Collateral is or includes fixtures)
(To be filed in Real Property Records)

dated as of October 25, 2010

by

FLORIDA PNEUMATIC MANUFACTURING CORPORATION.
as Mortgagor,

to

CAPITAL ONE LEVERAGE FINANCE CORP.,
as agent for Certain Finance Parties, as Lenders,
Mortgagee.

Note to Recording Office:  This Mortgage secures obligations that are also secured by liens on other security in other states. This mortgage contains a limitation on the amount secured hereby, and accordingly, Florida intangible tax and Florida documentary stamp tax have been computed and paid on the basis of the limited recovery amount of $8,910,000. This limitation is set forth in paragraph 5.13 of this Mortgage.  Based upon the limited recovery amount, documentary stamp taxes of $31,185.00 and intangible tax of $17,820.00 are being paid.  See Florida Administrative Code Section 12B-4.053 (31).

Florida documentary stamp taxes in the amount of $31,185.00 and Florida intangible tax in the amount of $17,820.00 have been paid upon the recording of this instrument in the public records of Hillsborough County, Florida.  Duplicate counterparts of this instrument are being recorded in the public records of Palm Beach County, Florida and the documentary stamp and intangible taxes due with respect to the recording of this instrument have been paid to the Clerk of Circuit Court of Hillsborough County.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES.  THIS INSTRUMENT ALSO SECURES FUTURE ADVANCES WHICH ARE OBLIGATORY SUBJECT TO THE PROVISIONS OF THE LOAN DOCUMENTS

TABLE OF CONTENTS

- ii -

Table of Contents (cont.)

Exhibits:

Exhibit A	–	Legal Description
Exhibit B	–	Permitted Encumbrances
Exhibit C		Subject Leases

- iii -

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT

COLLATERAL IS OR INCLUDES FIXTURES

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (as amended, supplemented or modified from time to time, this “Mortgage”) is dated as of October 25, 2010 and is made by FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation, , mortgagor, having an office at 445 Broadhollow Road, Suite 100, Melville NY 11746 (the “Mortgagor”), to CAPITAL ONE LEVERAGE FINANCE CORP., as Agent for the benefit of the Finance Parties referred to in the Loan Agreement (as defined below), having an office at 265 Broadhollow Road, Melville, New York 11747 (in such capacity, together with its successors, substitutes and assigns, the “Mortgagee”).

Continental Tool Group, Inc., a Delaware corporation, Countrywide Hardware, Inc., a Delaware corporation, Embassy Industries, Inc., a New York corporation, Green Manufacturing Inc., a Delaware corporation, Pacific Stair Products, Inc., a Delaware corporation, and Woodmark International L.P., a Delaware limited partnership (collectively, the “Guarantor Parties”) and P&F Industries, Inc., a Delaware corporation, Florida Pneumatic Manufacturing Corporation, a Florida corporation, Hy-Tech Machine, Inc., a Delaware corporation, and Nationwide Industries, Inc., a Florida corporation (collectively, the “Borrower”), have entered into a Loan and Security Agreement (collectively, as amended, restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Guarantor Parties and the Borrower under such agreement or any successor agreement, the “Loan Agreement”) among the Guarantor Parties, the Borrower, and the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) Capital One Leverage Finance Corp., as Agent, Swingline Lender and an Issuing Bank (together with its successor or successors in each such capacity, the “Agent”, the “Swingline Lender” and an “Issuing Bank”).

Pursuant to the Loan Agreement, the Lenders have agreed to extend credit to the Borrower (i) in the form of the Revolver Loans in the aggregate principal amount of up to $15,910,000, (ii) in the form of Term Loans in the aggregate principal amount of $6,090,000 and having a final scheduled maturity date of October 25, 2013 and (iii) in the form of Letters of Credit in the aggregate principal amount of up to $5,000,000.  Subject to the limitation set forth in Section 5.13 below, the maximum principal amount of indebtedness that may be secured by this Mortgage is $22,000,000.  The last scheduled maturity date of the Revolver Loans, Letters of Credit and Term Loans is October 25, 2013.

The Lenders, each Issuing Bank, the Swingline Lender, the Agent, each co-agent or sub-agent appointed by the Agent from time to time pursuant to the Loan Agreement, the Agent, and each Indemnitee and their respective successors and assigns are herein referred to individually as a “Finance Party” and collectively as the “Finance Parties”.

To induce the Finance Parties to enter into the Loan Documents and as a condition precedent to the obligations of the Finance Parties under the Loan Agreement, Guarantor Parties and each other Person who guaranties payment or performance of any Obligations, (collectively the “Guarantors”, and together with the Borrower, each a “Loan Party” and, collectively, the “Loan Parties”) have agreed, jointly and severally, to provide a guaranty of all obligations of the Borrower and the other Loan Parties under or in respect of the Loan Documents.

The Mortgagor is a Borrower and, accordingly is a “Loan Party”.  It will receive not insubstantial benefits from the credit accommodations made and to be made by the Finance Parties under the Loan Documents.  To induce the Finance Parties to enter into the Loan Documents, the Mortgagor has agreed to mortgage, grant a lien on and a grant a security interest in the Encumbered Property to secure the Obligations.

Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01       Definitions.  Terms used herein without definition which are defined in the introductory section thereof or in the Loan Agreement shall have the respective meanings set forth therein.  The following additional terms, as used herein, have the following meanings:

 “Encumbered Property” means:

(i)          all of the Mortgagor’s right, title and interest in and to the fee interest, if any, in the parcel or parcels of land described on Exhibit A hereto (the “Land”) and incorporated herein by this reference and the leasehold interest, if any, in the Land created by the Subject Lease (hereinafter defined), together with any after-acquired estate of the Mortgagor in the Land, and  together with all rights appurtenant thereto, including without limitation, all strips and gores within or adjoining the Land, all estate, right, title, interest, claim or demand of the Mortgagor in the streets, roads, sidewalks, alleys and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all easements over adjoining land granted by any easement agreements, covenants or restrictive agreements, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to use air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights and water rights applications (whether riparian, littoral, appropriative or otherwise, and whether or not appurtenant), all pumps, pumping plants, pipes, flumes and ditches thereunto appertaining, all rights and ditches for irrigation, all utility rights, sewer rights, and shares of stock evidencing the same, all oil, gas and other minerals and mineral substances (which term shall include all gypsum, anhydrite, coal, lignite, hydrocarbon or other fossil materials or substances, fissionable materials or substances and all other minerals of any kind or character, whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named, whether now or hereafter found to exist and whether associated with the surface or mineral estate) in, on or under the Land or produced, saved or severed from the Land, all mineral, mining, gravel, oil, gas, hydrocarbon rights and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in any way appertaining thereto, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same (the Land and all of the foregoing being sometimes referred to herein collectively as the “Premises”);

(ii)         all of the Mortgagor’s right, title and interest in and to all buildings, improvements, fixtures and other structures or improvements of any kind now or hereafter erected or located upon the Land, including, but not limited to, all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof, owned or to be owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest, to the extent of the Mortgagor’s interest therein, now or hereafter erected or located upon the Land (collectively, the “Improvements”);

(iii)        all of the Mortgagor’s right, title and interest in and to the following (collectively, the “Personal Property”):

(A)           all personal property and fixtures of every kind and nature whatsoever which are now or hereafter located on, attached to, incorporated in (regardless of where located) or affixed to the Premises or the Improvements or used or useful in connection with the ownership, construction, maintenance, repair, reconstruction, alteration, addition, improvement, operation, mining, use or occupancy of the Premises or the Improvements, including, without limitation, all goods, inventory, construction materials, equipment, mining equipment, tools, furniture, furnishings, fittings, fixtures, supplies, computers and computer programs, carpeting, draperies, blinds, window treatments, racking and shelving systems, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and/or compacting plants, systems and equipment, elevators, escalators, appliances, stoves, ranges, refrigerators, vacuum, window washing and other cleaning and building service systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, cables, antennae, pipes, ducts, conduits, machinery, apparatus, motors, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, garbage systems and pest control systems and all of Mortgagor’s present and future “goods”, “equipment” and “fixtures” (as such terms are defined in the UCC) and other personal property, including without limitation any such personal property and fixtures which are leased, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto; provided however, the term Personal Property does not include any of the items set forth in this Section (iii)(A) to the extent that any of such items are owned by a tenant of Mortgagor occupying all or a part of the Premises (as hereafter defined) pursuant to a written lease approved by Mortgagee as herein provided.

(B)           all general intangibles now owned or hereafter acquired by the Mortgagor and relating to the design, development, operation, management and use of the Premises or the Improvements, including, but not limited to, all contract rights, trademarks, trade names, logos, symbols, books, records, chattel paper, claims, deposits, accounts, escrows and other rights relating to the name and style under which the Premises and the Improvements are operated;

(iv)        all of Mortgagor’s right, title and interest in and to all approvals, authorizations, building permits, certificates of occupancy, zoning variances, use permits, certifications, entitlements, exemptions, franchises, licenses, orders, variances, plat plan approvals, environmental approvals, air pollution authorities to construct and permits to operate, sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, zoning and land use entitlements and all other permits, whether now existing or hereafter issued to or obtained by or on behalf of the Mortgagor, with respect to the Premises or the Improvements and are given or issued by any governmental or quasi-governmental authority, whether now existing or hereafter created (as the same may be amended, modified, renewed or extended from time to time, and including all substitutions and replacements therefor), all rights under and pursuant to all construction, service, engineering, consulting, management, access, supply, leasing, architectural and other similar contracts with respect to the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all rights under all purchase agreements, sales agreements, option contracts, land contracts and contracts for the sale of oil, gas and other minerals or any of them, with respect to the Premises or the Improvements, architectural, engineering or construction drawings, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials with respect to the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (collectively, the “Permits, Plans and Contracts”);

(v)         all of Mortgagor’s interest in and rights under all leases, occupancy agreements or licenses (under which the Mortgagor is landlord or licensor) and subleases (under which the Mortgagor is sublandlord), concession, franchise, management, mineral or other agreements relating to the use or occupancy of the Premises or the Improvements or any part thereof for any purpose, or the extraction or taking of any gas, oil, water or other minerals from the Premises, whether now or hereafter existing or entered into (including any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Premises or the Improvements), and all guaranties thereof and all amendments, modifications, supplements, extensions or renewals thereof (collectively, the “Leases”), and all rents, issues, profits, revenues, charges, fees, receipts, royalties, proceeds from the sale of oil, gas and/or other minerals (whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named and whether associated with the surface or mineral estate), accounts receivable, cash or security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, and other benefits now or hereafter derived from any portion of the Premises or the Improvements or the use or occupancy thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Premises or the Improvements and all claims as a creditor in connection with any of the foregoing) and all payments of a similar nature, now or hereafter, including during any period of redemption, derived from the Premises or the Improvements or any other portion of the Encumbered Property and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (collectively, the “Rents”);

(vi)        all of the Mortgagor’s right, title and interest in and to all refunds or rebates of real and personal property taxes or charges in lieu of taxes, heretofore or now or hereafter assessed or levied against all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term of this Mortgage;

(vii)       all of the Mortgagor’s right, title and interest in and to all insurance policies and the proceeds thereof, now or hereafter in effect with respect to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including, without limitation, any and all title insurance proceeds, and all unearned premiums and premium refunds, accrued, accruing or to accrue under such insurance policies, and all awards made for any taking of or damage to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, by eminent domain, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, into cash or other liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof for any injury to or decrease in the value thereof for any reason;

(viii)      all of the Mortgagor’s right, title and interest in and to the following:

(A)           all right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, and to commence any action or proceeding to protect the interest of the Mortgagor in all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts;

(B)           all right and power to encumber further all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof;

(C)           all rights, titles, interests, estates or other claims, both in law and in equity, which the Mortgagor now has or may hereafter acquire in any of the Premises, the Improvements, the Personal Property, the Leases, the Rents or the Permits, Plans and Contracts, or in and to any greater estate in all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts; and

(D)           all property hereafter acquired or constructed by the Mortgagor of the type described above which shall forthwith, upon acquisition or construction thereof by the Mortgagor and without any act or deed by any party, become subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and were specifically conveyed or encumbered hereby; and

(ix)        all accessions, additions or attachments to, and proceeds or products of, any of the foregoing.

Anything contained in this Mortgage to the contrary notwithstanding, neither the term “Personal Property” nor the term “Encumbered Property” shall include (a) any intellectual property rights (including, without limitation, trade names, trademarks, logos and symbols) which are used by the Borrower generally throughout its business operations and not solely with respect to the Premises or the Improvements.

“Permitted Encumbrances” means the exceptions and encumbrances set forth on Exhibit B attached hereto.

“Subject Leases” means the leases described on Exhibit C attached hereto.

Section 1.02       Interpretation.  As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings:  (i) “including” shall mean “including but not limited to”; (ii) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (iii) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage, Mortgage”; (iv) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (v) “any of the Encumbered Property” shall mean “the Encumbered Property or any part thereof or interest therein.”  Any act that the Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by the Mortgagee or any person or entity designated by the Mortgagee.  Any act which is prohibited to the Mortgagor hereunder is also prohibited to all lessees of any of the Encumbered Property.  Each appointment of the Mortgagee as attorney-in-fact for the Mortgagor under this Mortgage is irrevocable, with power of substitution and coupled with an interest.  Subject to the applicable provisions hereof, the Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

ARTICLE II
CONVEYANCE OF ENCUMBERED PROPERTY

Section 2.01      Grant.  To secure the full and punctual payment of the Obligations in accordance with the terms thereof, including the performance of all of the obligations of (i) the Mortgagor hereunder, (ii) of the Guarantor Parties and the Borrower under the Loan Agreement, the Revolver Loan, Term Loan, Letters of Credit and the other Loan Documents, (iii) of any Guarantor Party under its Guaranty and (iv) of each Finance Party under any other Loan Document, the Mortgagor hereby grants, bargains, sells, transfers, sets over, assigns and conveys as security, a security interest in, hypothecates, mortgages, pledges and sets over to the Mortgagee, the Encumbered Property, subject only to the Permitted Encumbrances.

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Mortgagee and the Mortgagee’s successors and assigns to secure the Obligations; provided, always, and this instrument is upon the express condition that should the Obligations be paid according to the tenor and effect thereof when the same shall be due and payable and should the Mortgagor timely and fully discharge its obligations hereunder, this Mortgage and the estate hereby granted shall cease and become void.

This Mortgage is given to secure not only the existing debt, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee or the holder hereof, or otherwise as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage.  The total amount of Obligations that may be so secured by this Mortgage may be increased or decreased from time to time, but the total unpaid balance so secured at any one time shall not exceed $44,000,000, plus interest thereon, and any disbursements made under this Mortgage for the payment of impositions, taxes, assessments, levies, insurance, or otherwise with interest on such disbursements at the rate set forth in any applicable instrument, plus any increases in the principal balance as the result of negative amortization or deferred interest, if any.  It is agreed that any additional sum or sums advanced by Mortgagee pursuant to the terms hereof shall be equally secured with and have the same priority as the original outstanding amount and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are evidenced by other promissory notes or other guaranties of Mortgagor and whether or not identified by a recital that it or they are secured by this Mortgage.  It is further agreed that any additional promissory note or guaranty or promissory notes or guaranties executed and delivered pursuant to this paragraph shall automatically be deemed to be included in the term “Obligations” wherever it appears in the context of this Mortgage.  Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Mortgagor shall not file for record any notice limiting the maximum principal amount that may be secured by this Mortgage to a sum less than the maximum principal amount set forth in this paragraph.

Section 2.02      Revolver Loans and Letters of Credit.  The Obligations secured by this Mortgage include Revolver Loans and reimbursement and other obligations relating to Letters of Credit made, issued or extended under the Loan Agreement which are advanced, paid and readvanced from time to time.  Notwithstanding the amount outstanding at any particular time, this Mortgage secures the total amount of Obligations.  The unpaid balance of the Revolver Loans and outstanding disbursements under any Letter of Credit  and LC Obligations may at certain times be, or reduced to, zero.  A zero balance does not affect any Lender’s obligation to make Revolver Loans or any Issuing Bank’s obligation to issue, extend or renew Letters of Credit or to make payments upon draws under Letters of Credit, all of which are obligatory subject to the conditions stated in the Loan Agreement and Letters of Credit.  Each of the security interest of the Mortgagee hereunder and the priority of the lien of this Mortgage will remain in full force and effect with respect to all of the Obligations notwithstanding such a zero balance, and the lien of this Mortgage will not be extinguished until this Mortgage has been terminated pursuant to Section 5.05 hereof.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE MORTGAGOR

The Mortgagor agrees, covenants, represents and warrants as follows:

Section 3.01        Title.

(a)           The Mortgagor has good, insurable, fee simple title to the Land and the Improvements.  The Mortgagor has good and sufficient title to all of the other Encumbered Property.  This Mortgage is and will remain a valid and enforceable first lien on, and security interest in, the Encumbered Property subject to no Liens other than the Permitted Encumbrances.  The Permitted Encumbrances are all permitted under Section 10.2.2 of the Loan Agreement.

(b)           Except for Subject Leases, there are no Leases affecting any portion of the Premises or Improvements to which Mortgagor is a party.

(c)           The Mortgagor has good and the corporate power and authority to encumber or grant a security interest in the Encumbered Property.  The possession of the Encumbered Property is peaceful and undisturbed and title hereto is not being disputed or questioned to the best of the Mortgagor’s knowledge.  The Mortgagor will forever warrant, defend and preserve its title to the Encumbered Property, the rights of the Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under the Permitted Encumbrances to the extent of those rights.

(d)           This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable first lien upon and security interest in all the Encumbered Property.  There will be no defenses or offsets to this Mortgage or to any of the Obligations for so long as any portion of the Obligations is outstanding.

(e)           The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of the Mortgagor to perform its obligations under this Mortgage and the other Loan Documents to which it is a party or (ii) the use of the Encumbered Property for the use currently being made thereof, the operation of the Encumbered Property as currently being operated.

(f)            The Encumbered Property has adequate rights of access to public ways and is served by adequate utilities water, sewer, sanitary sewer and storm drain facilities for its current use.  All roads necessary for the use of the Encumbered Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Encumbered Property.

(g)           Except to the extent that in the aggregate the same would not have a Material Adverse Effect, there are no pending or, to the knowledge of the Mortgagor, proposed special or other assessments for public improvements or otherwise affecting the Encumbered Property, nor, to the knowledge of the Mortgagor, are there any contemplated improvements to the Encumbered Property that may result in such special or other assessments.

(h)           All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with this Mortgage, there are no mechanics’, laborers’ or materialmen’s liens or claims outstanding for work, labor or materials affecting the Encumbered Property, whether prior to, equal with or subordinate to the lien of this Mortgage.

Section 3.02      Compliance with Law.  All of the Improvements and the use of the Encumbered Property comply with, and shall remain in compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Encumbered Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, antidiscrimination, fair housing, environmental protection, zoning and land use except for such non-compliance that would not have a Material Adverse Effect.  The Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes except for such non-compliance that would not have a Material Adverse Effect.  To Mortgagor’s knowledge, there is no evidence of any illegal activities relating to controlled substances on the Encumbered Property.  All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits, which, to Mortgagor’s knowledge, are required for the legal use, occupancy and operation of the Encumbered Property for its current use have been obtained and are in full force and effect except for such non-compliance that would not have a Material Adverse Effect.  All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances, including without limitation, parking requirements except for such non-compliance that would not have a Material Adverse Effect.

Section 3.03       Intentionally Deleted.

Section 3.04      Taxes Paid.  Except for taxes being contested by appropriate proceedings, the Mortgagor has paid all real estate taxes and assessments which have become due and payable in respect of the Encumbered Property, and the Mortgagor has no knowledge of any basis for additional assessments with respect to such taxes.

Section 3.05       Condition of Improvements.

(a)           Except to the extent that in the aggregate the same would not have a Material Adverse Effect, the Encumbered Property has not been damaged by fire, water, wind or other cause of loss which has not been fully restored.

(b)           Except to the extent that in the aggregate the same would not have a Material Adverse Effect, no part of any property subject to this Mortgage has been taken in condemnation or other like proceeding nor is any proceeding pending or known to be threatened for the partial or total condemnation or taking of the Encumbered Property.

Section 3.06       Options.  No tenant, person, party, firm, corporation or other entity has an option to purchase the Encumbered Property, any portion thereof or any interest therein.

Section 3.07       Loan Agreement.

(a)           This Mortgage is given pursuant to the Loan Agreement.  Each and every term and provision of the Loan Agreement (except for the governing law provisions thereof), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage.

(b)           If any remedy or right of the Mortgagee pursuant hereto is acted upon by the Mortgagee or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which the Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of the Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Encumbered Property, the Mortgagor will pay all sums, including reasonable attorneys’ fees and disbursements, actually incurred (not as imposed by statute) by the Mortgagee related to the exercise of any remedy or right of the Mortgagee pursuant hereto or for the expense of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at a rate equal to the default rate provided for in the Loan Agreement (the “Default Rate”), and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Encumbered Property prior to any right, title to, interest in or claim upon the Encumbered Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by applicable law.

(c)           Any payment of amounts due under this Mortgage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Rate, and such interest at the Default Rate shall be immediately due upon demand by the Mortgagee.

(d)           In the event of a conflict between the terms of this Mortgage and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern except with respect to matters relating to choice of law and the matters described in Articles IV and V of this Mortgage relating to Florida rights, remedies and enforcement matters.

Section 3.08       Payment of Taxes, Liens and Charges.

(a)               Subject to the provisions set forth below, the Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, imposed upon or assessed against the Encumbered Property or any part thereof or upon the Rents from the Encumbered Property or arising in respect of the occupancy, use or possession thereof. If the Mortgagor desires to contest or challenge any such tax, lien, charge or assessment in a manner allowed by law, the Mortgagor shall be allowed to do so provided the Mortgagee has first agreed in writing to the general procedures to be followed and prosecuted (such consent not to be unreasonably withheld, delayed or conditioned), and the approved contest or challenge is thereafter prosecuted in good faith, with due diligence and at the Mortgagor’s sole cost, expense and liability and provided Mortgagor makes and pays all such contested amounts as and when due. At the conclusion of such proceedings, the Mortgagor shall promptly provide a written report as to the results of the challenge, together with evidence of payment of any tax, lien, charge, assessment or other amount found to be due (including, if applicable, all interest, penalties fees and costs).

(b)           In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by the Mortgagee, either directly or indirectly, on this Mortgage, the Loan Agreement or any other Loan Documents or to require an amount of taxes to be withheld or deducted therefrom, the Mortgagor will promptly notify the Mortgagee of such event.  In such event the Mortgagor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate the Mortgagor to make any applicable additional payments, and (ii) the Mortgagor shall make all such additional payments.

Section 3.09        Intentionally Deleted.

Section 3.10        Waste; Plans; Use.

(a)           The Mortgagor will not commit any waste on the Encumbered Property or make any alteration to, or change in the use of, the Encumbered Property that will materially diminish the utility thereof for the operation of the business conducted thereon or materially increase the risk of fire or other hazard.

(b)           To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, the Mortgagor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Improvements either at the Encumbered Property or in a particular office at the headquarters of the Mortgagor to which the Mortgagee shall have access upon reasonable advance notice.

(c)           Except to the extent the failure to do the same would not have a Material Adverse Effect, the Mortgagor shall cause the Premises and the Improvements to be used in compliance with all existing and future laws, codes, ordinances, rules, regulations, orders and decrees of governmental authorities and courts having jurisdiction over the Encumbered Property or the Mortgagor and the requirements of all Permits.  The Mortgagor shall promptly notify the Mortgagee of any proposed zoning reclassification, variance, conditional or special use permit, subdivision plat or annexation affecting the Land.  The Mortgagor shall at all times comply with in all material respects, and is currently in compliance in all material respects with, all of its obligations under all Leases, track agreements, easement agreements, access agreements, management contracts, pipeline agreements or other contracts or agreements affecting any portion of the Encumbered Property (collectively, the “Material Agreements”) and under all other recorded restrictions, conditions, easements and covenants (“Restrictive Covenants”) encumbering the Land and shall duly enforce its rights under all Restrictive Covenants encumbering other property for the benefit of the Land and/or the Improvements, except to the extent that the failure to do so it would not have a Material Adverse Effect.  If the Mortgagor receives any written notice that any Material Agreement or Restrictive Covenant has been violated, then the Mortgagor shall promptly notify the Mortgagee and take such steps as the Mortgagee may reasonably require to correct such violation.

Section 3.11       Insurance.  The Mortgagor will keep the Encumbered Property insured against such risks in the manner required by the Loan Agreement.  Certificates evidencing the amounts and effective dates of the coverages required by the Loan Agreement shall be delivered to the Mortgagee upon request.  All liability policies shall contain a waiver of subrogation against the Mortgagee.

Section 3.12      Casualty; Restoration of Casualty Damage.  The Mortgagor shall give the Mortgagee prompt written notice of any fire or other casualty to all or any portion of the Encumbered Property (a “Casualty”).  In the event of a Casualty, the proceeds, damages, awards, claims and rights of award (collectively, the “Insurance Proceeds”) with respect to any such Casualty shall be paid to the Mortgagee as required by the Loan Agreement.

Section 3.13       Condemnation/Eminent Domain.  The Mortgagor shall notify the Mortgagee promptly upon obtaining knowledge of any pending or threatened condemnation or taking of all or substantially all of the Encumbered Property (a “Condemnation”). Any awards arising from condemnation shall be paid according to Section 8.6.2(b) of the Loan Agreement.

Section 3.14       Assignment of Leases and Rents.

(a)           The Mortgagor hereby irrevocably, unconditionally and absolutely grants, transfers and assigns to the Mortgagee all of its right, title and interest in and to all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the Obligations.  The Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Lease or its respective Rents to anyone other than to the Mortgagee.

(b)           Without the Mortgagee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Mortgagor will not (i) enter into, modify, amend, terminate or consent to the cancellation or surrender of any Lease, if such entrance, modification, amendment, termination or consent would, in the reasonable judgment of the Mortgagee, be adverse in any material respect to the Finance Parties, the value of the Encumbered Property or the liens and security interests created by this Mortgage or (ii) consent to an assignment of any tenant’s interest in any Lease or to a subletting thereof covering a material portion of the Encumbered Property.

(c)           The Mortgagor has assigned and transferred to the Mortgagee all of the Mortgagor’s right, title and interest in and to the Rents now or hereafter arising, it being intended that this assignment establish, subject to Section 3.14(d) below, an absolute transfer and assignment of all Rents and all Leases to the Mortgagee and not merely to grant a security interest therein.  Such assignment to the Mortgagor shall not be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise impose any obligation upon the Mortgagee.  Notwithstanding the foregoing, the Mortgagor shall have the license and right, subject to automatic revocation as provided in Section 3.14(d) below, to operate and rent, lease or let all or any portion of the Encumbered Property and to collect, but not more than one month prior to accrual, all of the Rents.  As provided in Section 3.14(d) below, the license granted by this Section 3.14(c) is subject to automatic revocation and thereafter the Mortgagee may, in the Mortgagor’s name and stead (with or without first taking possession of any of the Encumbered Property personally or by receiver as provided herein) operate the Encumbered Property and rent, lease or let all or any portion of any of the Encumbered Property to any party or parties at such rental and upon such terms as the Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of such Rents arising from or accruing at any time thereafter or that may thereafter become due.

(d)           As long as no Event of Default has occurred or is continuing, the license granted under Section 3.14(c) above shall be effective and the Mortgagee shall not exercise any of its rights under Section 3.14(c) above, and the Mortgagor shall receive and collect the Rents accruing under any Lease pursuant to the revocable license granted therein; but upon the occurrence of any Event of Default and the continuance thereof, the license granted under Section 3.14(c) above shall be deemed to be automatically revoked and shall terminate automatically without notice and the Mortgagee shall be entitled to all of the Rents without the necessity of the Mortgagee’s taking any action whatsoever, and the Rents shall thereupon be deemed to be cash collateral for all purposes, including without limitation for purposes of Section 363 of the Bankruptcy Code.  Upon the occurrence and during the continuance of any Event of Default, the Mortgagee may receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof.  Upon the occurrence and during any continuance of an Event of Default, the Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by the Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to the Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to the Mortgagee.  Each tenant or any of such tenant’s successors in interest from whom the Mortgagee or any officer, agent, attorney or employee of the Mortgagee shall have collected any Rents, shall be authorized to pay Rents to the Mortgagor only after such tenant or any of such tenant’s successors in interest shall have received written notice from the Mortgagee that the Event of Default is no longer continuing, which notice the Mortgagee shall be obligated to give if the Mortgagee determines in its reasonable discretion that such Event of Default is no longer continuing (or if ordered by a court or arbitrator with jurisdiction), unless and until a further notice of an Event of Default is given by the Mortgagee to such tenant or any of such tenant’s successors in interest.

(e)           The Mortgagee will not become a mortgagee in possession so long as it does not enter and take actual possession of the Encumbered Property.  In addition, the Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenants, or others, for any dangerous or defective conditions of any of the Encumbered Property, for negligence in the management, upkeep, repair or control of any of the Encumbered Property or any other act or omission by any other person, unless Mortgagee takes possession of the Encumbered Property.

(f)           The Mortgagor shall furnish to the Mortgagee, within 30 days after a written request by the Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

(g)           If an Event of Default occurs, and if there is any applicable law requiring the Mortgagee to take actual or constructive possession of the Premises (or some action equivalent thereto, such as securing the appointment of a receiver) in order for the Mortgagee to “perfect” or “activate” its rights and remedies as set forth herein, the Mortgagor hereby waives the benefits of any such laws to the maximum extent allowable.

(h)           The assignments of Leases and Rents contained in this Mortgage are intended to provide Mortgagee with all the rights and remedies of mortgagees pursuant to Section 697.07 of the Florida Statutes (hereinafter “Section 697.07), as may be amended from time to time.  However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Mortgagee, including but not limited to, the appointment of a receiver as provided in Section 4.05 herein, nor shall any provision in this Section diminish, alter impair or affect any rights or powers of the receiver in law or equity or as set forth in Section 4.05 herein,  In addition, this assignment shall be fully operative without regard to value of the Encumbered Property or without regard to the adequacy of the Encumbered Property to serve as security for the obligations owed by Mortgagor to Mortgagee, and shall be in addition to any rights arising under Section 697.07 to apply to a court to deposit the Rents into the registry of the court or such other depository as the court may designate.

Section 3.15       Restrictions on Transfers and Encumbrances.  Except as permitted hereby, by the Loan Agreement, or by all or any of the other Loan Documents, the Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Encumbered Property, or be divested of its title to the Encumbered Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a taking), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof; provided, however, that the Mortgagor may in the ordinary course of business, within reasonable commercial standards, enter into easement agreements, licenses and similar agreements that relate to and/or benefit the operation of the Encumbered Property or that do not materially or adversely affect the use and operation of the same (including customary utility easements that service the Encumbered Property).

Section 3.16       Security Agreement.  This Mortgage is both a mortgage and grant of real property and a grant of a security interest in personal property, and shall constitute and serve as a “security agreement” within the meaning of the UCC.  The Mortgagor hereby grants unto the Mortgagee for the benefit of the Finance Parties a security interest in and to all the Encumbered Property described in this Mortgage that is not real property, and substantially contemporaneously with the recording of this Mortgage, the Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located and otherwise may be required or advisable to perfect the security interest granted by this Mortgage in all the Encumbered Property that is not real property.  The Mortgagee shall have all rights with respect to the part of the Encumbered Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded the Mortgagee hereunder.  The Mortgagor agrees, to the extent permitted by law, that:  (i) all of the goods described within the definition of the word “Personal Property” are or may become fixtures on the Land; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a “fixture filing” within the meaning of Sections 679.334, 679.5021(2) and 679.5021(3) of Florida Statutes (2010); (iii) the Mortgagor is the record owner of or holds a leasehold interest in, as applicable, the Premises; and (iv) the addresses of Mortgagor and Mortgagee are as set forth in Section 5.02 of this Mortgage.  Additionally, this Mortgage shall constitute a financing statement covering fixtures and/or minerals or the like (including oil and gas) and/or accounts resulting from the sale thereof at the wellhead or minehead and, as such, shall be filed for record in the real estate records of each county in which the Land, or any part thereof, is located.

Section 3.17       Filing and Recording.  The Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Encumbered Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and to protect fully the liens and security interests of the Mortgagee hereby granted in and upon the Encumbered Property.  The Mortgagor will pay all filing, registration or recording fees, and all expenses incidental to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Encumbered Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Encumbered Property or any instrument of further assurance.

Section 3.18       Further Assurances.  The Mortgagor shall provide such further assurances as required under Section 7.7 of the Loan Agreement.

Section 3.19       Additions to Encumbered Property.  All right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Encumbered Property hereafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the liens and security interests of this Mortgage as fully and completely and with the same effect as though now owned by the Mortgagor and specifically described in the grant of the Encumbered Property above, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the liens and security interests of this Mortgage.

Section 3.20       No Claims Against the Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Encumbered Property or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof.

Section 3.21       Environmental.    Reference is hereby made to the Loan Agreement and other Loan Documents as to the Mortgagor’s rights, responsibilities and obligations respecting environmental matters.

Section 3.22       Maintenance of Encumbered Property.  The Mortgagor shall cause the Encumbered Property to be maintained as required by the Loan Agreement, this Mortgage and the other Loan Documents.

ARTICLE IV
DEFAULTS AND REMEDIES

Section 4.01       Events of Default.  It shall be an Event of Default under this Mortgage if any Event of Default (as defined in the Loan Agreement) shall exist under the Loan Agreement or other Loan Documents or there is a breach by the Mortgagor of any term, condition or provision hereof.

Section 4.02      Demand for Payment.  Upon the occurrence of any Event of Default and during the continuance thereof, in addition to any other rights and remedies the Mortgagee may have pursuant to the Collateral Documents, or as provided at law or in equity, and without limitation, the Obligations and all other amounts payable with respect to the Loans, the Letters of Credit, the Loan Agreement, the Guaranty, this Mortgage and the other Loan Documents shall become due and payable as provided in the Loan Agreement.  The Mortgagor shall pay to the Mortgagee upon demand all such amounts and such further amounts as shall be reasonably incurred (without regard to statutory presumption) to cover the costs and expenses of collection, including reasonable attorneys’ fees, disbursements and expenses incurred by the Mortgagee.  The Mortgagor hereby waives notice of presentment, demand, protest, acceleration and notice of acceleration.  In case the Mortgagor shall fail forthwith to pay such amounts or any amounts due under the Loan Agreement, the Guaranty or any provision of this Mortgage upon the Mortgagee’s demand, the Mortgagee, in addition to any other rights or remedies provided herein or at law or equity, shall be entitled and empowered to institute an action or proceedings at law or in equity as advised by counsel for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against the Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

Section 4.03       Rights to Take Possession, Operate and Apply Revenues.

(a)           If an Event of Default shall occur and be continuing, the Mortgagor shall surrender to the Mortgagee actual possession of the Encumbered Property as provided in the Loan Agreement.  If and to the extent permitted by applicable law, the Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Encumbered Property with or without the appointment of a receiver or an application therefor, and exclude the Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of the Mortgagor.

(b)           If the Mortgagor shall for any reason fail to surrender or deliver the Encumbered Property or any part thereof after such demand by the Mortgagee, the Mortgagee may obtain a judgment or decree conferring upon the Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession of the Encumbered Property to the Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents.  The Mortgagor will pay to the Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including compensation to the Mortgagee’s attorneys (for reasonable fees actually incurred (not as imposed by statute)) and agents with interest thereon at the Default Rate; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c)           If an Event of Default shall occur and be continuing, the Mortgagee may hold, store, use, operate, manage and control the Encumbered Property, conduct the business thereof and, from time to time, (i) make all necessary, proper and reasonable maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Encumbered Property insured, (iv) manage and operate the Encumbered Property and exercise all the rights and powers of the Mortgagor to the same extent as the Mortgagor could in its own name or otherwise with respect to the same or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to the Mortgagee, all as may from time to time be directed or determined by the Mortgagee to be in its best interest.  Regardless of whether or not the Mortgagee has entered or taken possession, the Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Encumbered Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Encumbered Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as the Mortgagee may at its option pay, (v) other proper charges upon the Encumbered Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of the Mortgagee, the Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the payment in full and satisfaction of the Obligations, and second, if there is any surplus, to the Mortgagor, subject to the entitlement of others thereto under applicable law.

(d)           Whenever, before any sale of the Encumbered Property under Section 4.06 hereof, all Obligations that are then due shall have been paid and all Events of Default fully cured, the Mortgagee will surrender possession of the Encumbered Property back to the Mortgagor, its successors or assigns.  The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

Section 4.04       Right to Cure the Mortgagor’s Failure to Perform.  If an Event of Default shall occur and be continuing, the Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by the Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee with interest thereon at the Default Rate.  The Mortgagee shall make the determination as to the necessity for any such actions and of the amounts to be paid.  Subject to the notice provisions of the first sentence of this Section 4.04, the Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to the Mortgagor, or to any person in possession holding under the Mortgagor or to any other person.

Section 4.05      Right to a Receiver.  If an Event of Default shall occur and be continuing, the Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Encumbered Property and to collect and apply the Rents.  The Mortgagor hereby consents to such appointment and acknowledges and agrees that the Mortgagee shall be entitled to such appointment without notice and without regard for the adequacy of security for the Obligations or the solvency of the Mortgagor or any party liable for the Obligations, subject to applicable law.  The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Encumbered Property is located.  The Mortgagor will pay to the Mortgagee upon demand all expenses, including receiver’s fees, attorneys’ fees and disbursements that are actually incurred (not as imposed by statute), costs and agent’s compensation incurred pursuant to the provisions of this Section 4.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee with interest thereon at the Default Rate.

Section 4.06       Foreclosure and Sale.

(a)           If an Event of Default shall occur and be continuing, the Mortgagee may elect to sell the Encumbered Property or any part of the Encumbered Property by exercise of the power of foreclosure or of sale granted to the Mortgagee by applicable law, this Mortgage or any other Collateral Document.  In such case, the Mortgagee may commence a civil action to foreclose this Mortgage, in accordance with applicable law, to satisfy any Obligation.  The Mortgagee or an officer appointed by a judgment of foreclosure to sell the Encumbered Property, may sell all or such parts of the Encumbered Property as may be chosen by the Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as the Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder.  The Mortgagee or an officer appointed by a judgment of foreclosure to sell the Encumbered Property may postpone any foreclosure or other sale of all or any portion of the Encumbered Property by public announcement at such time and place of sale, and from time to time as permitted by applicable law thereafter may postpone such sale by public announcement or subsequently noticed sale.  Except as otherwise required by applicable law, without further notice, the Mortgagee or an officer appointed to sell the Encumbered Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.  Any person, including the Mortgagor or the Mortgagee or any designee or affiliate thereof, may purchase any portion of the Encumbered Property at such sale.  If the Mortgagee, or any affiliate of the Mortgagee, is the highest bidder at any foreclosure sale, the Mortgagee may credit the Obligations for the amount of the Mortgagee’s bid in lieu of a cash payment.  Mortgagor authorizes and empowers the Mortgagee to execute and deliver to the purchaser or purchasers at any such foreclosure sale, good and sufficient deed(s) and/or bill(s) of sale of the Encumbered Property, or the part thereof foreclosed upon.

(b)          The Encumbered Property may be sold subject to unpaid taxes and the Permitted Encumbrances, and after deducting all the costs, fees and expenses of the Mortgagee, including, without limitation, costs of evidence of title in connection with the sale, the Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 4.08 hereof.

(c)          Any foreclosure or other sale of less than the whole of the Encumbered Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Encumbered Property has been sold.

(d)          If an Event of Default shall occur and be continuing, the Mortgagee may instead of, or in addition to, exercising the rights described in Section 4.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the terms of the Loan Documents or the performance of any term, covenant, condition or agreement of this Mortgage or any other right or (ii) to pursue any other remedy available to it, at law or in equity, all as the Mortgagee shall determine most effectual for such purposes.

Section 4.07       Other Remedies.

(a)          In case an Event of Default shall occur and be continuing, the Mortgagee may also exercise, to the extent not prohibited by applicable law, any or all of the remedies available to a secured party under the UCC, including, to the extent not prohibited by applicable law, the following:

(i)           in the case of personal property, exercise those rights and remedies under Section 11.2 of the Loan Agreement;

(ii)          to make such payments and do such acts as the Mortgagee may deem necessary to protect its security interest in the Personal Property including paying, purchasing, contesting or compromising any encumbrance, charge or lien that is prior or superior to the security interest granted hereunder, and, in exercising any such powers or authority, paying all expenses incurred in connection therewith; or

(iii)         to enter upon any or all of the Premises or Improvements to exercise the Mortgagee’s rights hereunder.

(b)          In connection with a sale of the Encumbered Property and the application of the proceeds of sale as provided in Section 4.08 of this Mortgage, the Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

Section 4.08       Application of Sale Proceeds and Rents.

(a)          After any foreclosure sale of all or any of the Encumbered Property, the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by the Mortgagee under this Mortgage shall be paid over to the Agent for application as provided for in Section 11.2 of the Loan Agreement.

(b)           For purposes of applying payments received in accordance with this Section 4.08, the Mortgagee shall be entitled to rely upon the Agent under the Loan Agreement for a determination (which the Agent and the Finance Parties agree (or shall agree) to provide upon request of the Mortgagee) of the outstanding Obligations owed to the Lenders and shall have no liability to any Finance Party for actions taken in reliance on such information except in the case of its gross negligence or willful misconduct.  Unless it has actual knowledge (including by way of written notice from a Lender) to the contrary, the Agent, in furnishing information pursuant to the preceding sentence, and the Mortgagee, in acting hereunder, shall be entitled to assume that no Obligations are outstanding.  All distributions made by the Mortgagee pursuant to this Section shall be final (except in the event of manifest error), and the Mortgagee shall have no duty to inquire as to the application by the Finance Parties of any amounts distributed to them.

(c)           Nothing contained in this Mortgage shall exculpate the Mortgagor as to, or otherwise limit the liability of the Mortgagor for, any deficiency between the amount of the proceeds of the Encumbered Property and the amount of the Obligations, unless otherwise expressly provided in this Mortgage or any of the other Loan Documents.

Section 4.09       The Mortgagor as Tenant Holding Over.  If the Mortgagor remains in possession of any of the Encumbered Property after any foreclosure sale by the Mortgagee without the written agreement of Mortgagee, at the Mortgagee’s election the Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

Section 4.10        Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.

(a)           The Mortgagor will not object to any sale of the Encumbered Property pursuant hereto and conducted in compliance with applicable law, and for itself and all who may claim under it, the Mortgagor waives, to the extent that it lawfully may, all right to have the Encumbered Property marshaled or to have the Encumbered Property sold as separate estates, parcels, tracts or units in the event of any foreclosure of this Mortgage.

(b)           To the full extent permitted by the law of the state wherein the Encumbered Property is located or other applicable law, neither the Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead-exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Encumbered Property or the final and absolute putting of the purchasers into possession thereof immediately after any sale; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws and any and all right to have the assets covered by the security interest created hereby marshaled upon any foreclosure of this Mortgage.

Section 4.11       Discontinuance of Proceedings.  In case the Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Mortgagee shall continue as if no such proceeding had been taken.

Section 4.12       Suits to Protect the Encumbered Property.  The Mortgagee shall have power (i) to institute and maintain suits and proceedings to prevent any impairment of the Encumbered Property by any acts which may be unlawful or in violation of this Mortgage, (ii) to preserve or protect its interest in the Encumbered Property and in the Rents arising therefrom and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of the Mortgagee hereunder.

Section 4.13      Filing Proofs of Claim.  In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting the Mortgagor, the Mortgagee shall, to the extent permitted by applicable law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

Section 4.14      Possession by the Mortgagee.  Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, any of its property or the Encumbered Property, the Mortgagee shall be entitled, to the extent not prohibited by applicable law, to remain in possession and control of all parts of the Encumbered Property now or hereafter granted under this Mortgage in accordance with the terms hereof and applicable law.

Section 4.15       Waiver.

(a)           No delay or failure by the Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.  No consent or waiver by the Mortgagee to or of any breach or default by the Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations by the Mortgagor hereunder.  No failure on the part of the Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by the Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by the Mortgagor.

(b)           Even if the Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Collateral Documents, (iv) releases a part of the Encumbered Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Collateral Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating the Mortgagee’s lien on the Encumbered Property hereunder; no such act or omission shall preclude the Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by the Mortgagee, shall this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or part of the Encumbered Property, the Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Encumbered Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

Section 4.16       Remedies Cumulative.  No right, power or remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE V
MISCELLANEOUS

Section 5.01       Partial Invalidity.  If any provision hereof or of any of the other Loan Documents is invalid or unenforceable in any jurisdiction or under any circumstances, the other provisions hereof or of those Loan Documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof will be liberally construed in favor of the Mortgagee in order to carry out the provisions hereof and of such other Loan Documents.  The invalidity of any provision of this Mortgage in any jurisdiction or under any circumstances will not affect the validity or enforceability of any such provision in any other jurisdiction or under any other circumstances.  If any lien, encumbrance or security interest evidenced or created by this Mortgage is invalid or unenforceable, in whole or in part, as to any part of the Obligations, or is invalid or unenforceable, in whole or in part, as to any part of the Encumbered Property, such portion, if any, of the Obligations as is not secured by all of the Encumbered Property hereunder shall be paid prior to the payment of the portion of the Obligations and shall, unless prohibited by applicable laws or unless Mortgagee, in its sole and absolute discretion, otherwise elects, be deemed to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Obligations, and the remainder to the secured portion of the Obligations.

Section 5.02       Notices.

(a)          Unless otherwise specified herein, all notices, demands, requests and other communications to any party hereunder shall be in writing (including facsimile transmission, except for notices of default) or (subject to subsection (c) below) electronic mail address specified for notices and shall be given to such party (i) at its address set forth below or (ii) such other address or facsimile number as the party entitled to such notice shall have specified by at least ten days’ prior notice given to the other parties in the manner provided herein.

(i)           To the Mortgagee:

Capital One Leverage Finance Corporation, as Agent
265 Broadhollow Road
Melville, New York 11747
Attn:  Michael S. Burns
Email:  Michael.Burns@capitalonebank.com
Phone: 631-531-2775
Fax:    631-531-2765

with a copy to:

Jerry Saccone, Esq.
McGuireWoods LLP
1345 Avenue of the Americas
7th Floor
New  York, New York 10105-0106
E-Mail: jsaccone@mcguirewoods.com
Telephone: (212) 548-2126
Facsimile: (212) 715-2305

(ii)          To the Mortgagor:

Florida Pneumatic Manufacturing Corporation
c/o P&F Industries, Inc.
445 Broadhollow Road
Suite 100
Melville, NY 11747
Attn: Joe Molino

with a copy to:

Certilman Balin Adler & Hyman LLP
90 Merrick Avenue, 9th Floor
East Meadow, New York 11554
Attn: Steven Kuperscmid, Esq.
Email: skuperscmid@certilmanbalin.com
Telephone: 516-296-7055
Facsimile: 516-297-2111

(b)          All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered.  Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified pursuant to this Section 5.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(c)          Electronic mail and internet and intranet websites may be used only to distribute (x) routine communications (such as financial statements and other information), (y) Loan Documents for execution by the parties thereto, and (z) executed Loan Documents in Adobe PDF format and may not be used for any other purpose.

Section 5.03       Successors and Assigns.  The Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation.  Any assignee or transferee shall be entitled to all the benefits afforded the Mortgagee under this Mortgage.

Section 5.04       Mortgagee.

(a)          The provisions of Section 12 of the Loan Agreement shall inure to the benefit of the Mortgagee in respect of this Mortgage and shall be binding upon the parties to the Loan Agreement and upon the parties hereto in such respect.  In furtherance and not in derogation of the rights, privileges and immunities of the Mortgagee therein set forth:

(i)           The Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and all other action reasonably incidental thereto.  As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Encumbered Property) the Mortgagee shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

(ii)           The Mortgagee shall not be responsible for the existence, genuineness or value of any of the Encumbered Property or for the validity, perfection, priority or enforceability of the Security Interests in any of the Encumbered Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct.  The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by the Mortgagor or any other Finance Party.

(b)          At any time or times, in order to comply with any legal requirement in any jurisdiction, the Mortgagee may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Mortgagee, or to act as separate agent or agents on behalf of the Finance Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Mortgagee, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 5.04(a).  Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Mortgagee, not unduly burdensome to it or any such co-agent, the Mortgagor shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Mortgagee rather than any such co-agent in connection with the Mortgagee’s rights and obligations under this Agreement.

(c)          If the Mortgagor fails to comply with the provisions of the Loan Agreement, this Mortgage or any other Loan Document, such that the value of any Encumbered Property or the validity, perfection, rank or value of any security interest or lien therein is thereby materially diminished or potentially diminished or put at risk, the Mortgagee may, but shall not be required to, effect such compliance on behalf of the Mortgagor, and the Mortgagor shall reimburse the Mortgagee for the costs hereof on demand.  All reasonable insurance expenses and all reasonable expenses of protecting, preserving, appraising, insuring, and maintaining the Premises and other Encumbered Property, reasonable expenses of conducting any additional title examinations requested by the Mortgagee, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Encumbered Property, or in respect of periodic appraisals and inspections of the Encumbered Property to the extent the same may be requested by the Mortgagee from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by the Mortgagor.  If the Mortgagor fails to promptly pay any portion thereof when due, the Mortgagee may, at its option, but shall not be required to, pay the same and charge the Mortgagor’s account therefor, and the Mortgagor agrees to reimburse the Mortgagee therefor on demand.  All sums so paid or incurred by the Mortgagee for any of the foregoing and any and all other sums for which the Mortgagor may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Mortgagee in enforcing or protecting the security interests and liens granted hereunder or any of its rights or remedies under this Mortgage, shall, together with interest thereon until paid at the Default Rate, be additional Obligations hereunder.

(d)          The Mortgagor shall indemnify and save harmless the Mortgagee and its directors, officers, trustees, agents and employees (each an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, fines, costs and expenses of any kind, including, without limitation, reasonable attorneys’ fees and disbursements of counsel, (i) arising from the breach by the Mortgagor of any of its obligations under this Mortgage or (ii) arising from the exercise and performance by the Mortgagee of its powers and duties under this Mortgage and the other Loan Documents; provided, however, no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction.  If any action, suit or proceeding is brought against the Mortgagee for which the Mortgagor is required to provide indemnification under this Section 5.04(c), the Mortgagor, upon request and at its expense, shall defend such action, suit or proceeding, or cause the same to be defended by counsel designated by the Mortgagor and approved by the Mortgagee.  Such approval shall not be withheld, delayed or conditioned unreasonably and shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance.

(e)          Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations.  The indemnity obligations of the Mortgagor contained in this Section 5.04 shall continue in full force and effect notwithstanding the full payment of all Notes issued under the Loan Agreement and all of the other Obligations and notwithstanding the acquisition by the Mortgagee of the Encumbered Property or any portion thereof at foreclosure or by deed in lieu of foreclosure.

Section 5.05       Satisfaction and Cancellation.

(a)          The conveyance to the Mortgagee of the Encumbered Property as security and for the benefit of the Mortgagee created and consummated by this Mortgage shall be null and void when all the Obligations (other than contingent liabilities that, by their nature, may accrue after principal and interest on the Loans have been repaid in full and after all Commitments terminate) have been indefeasibly paid in full in cash in accordance with the terms of the Loan Documents, the Commitments have been terminated, all disbursements under any Letter of Credit have expired or been terminated and all have been reimbursed in full.

(b)         In connection with any termination or release pursuant to paragraph (a) to the extent applicable, this Mortgage shall be marked “satisfied” by the Mortgagee, and this Mortgage shall be cancelled of record at the request and at the expense of the Mortgagor.  The Mortgagee shall execute any documents reasonably requested by the Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 5.05, and the Mortgagor will pay all reasonable costs and expenses, including reasonable attorneys’ fees and disbursements actually incurred (not as imposed by statute) by the Mortgagee in connection with the preparation and execution of such documents.

Section 5.06       Other Loan Documents.  The Mortgagor acknowledges that in addition to this Mortgage, other Loan Documents secure the Obligations.  The Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of the Mortgagee to realize upon or protect any Obligation hereby secured or any collateral security therefor including the other Loan Documents.  The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations or of any of the collateral security therefor, including the other Loan Documents or of any guarantee thereof, and the Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the other Loan Documents without first exercising or enforcing any of its rights and remedies hereunder.  Such exercise of the Mortgagee’s rights and remedies under any or all of the other Loan Documents shall not in any manner impair the Obligations or the lien of this Mortgage and any exercise of the rights or remedies of the Mortgagee hereunder shall not impair the lien of any of the other Loan Documents or any of the Mortgagee’s rights and remedies thereunder.  The undersigned specifically consents and agrees that the Mortgagee may exercise its rights and remedies hereunder and under the other Loan Documents separately or concurrently and in any order that it may deem appropriate, and the undersigned waives any rights of subrogation.  In the event of a conflict between the terms and provisions of this Mortgage and the Loan Agreement, both documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of a conflict that cannot be so resolved, the terms and provisions of the Loan Agreement shall control and govern.

Section 5.07       Subrogation.  This Mortgage is made with full substitution and subrogation of Mortgagee in and to all covenants and warranties by others heretofore given or made in respect of the Encumbered Property or any part thereof.  To the extent that proceeds of the Obligations are used to pay any outstanding lien, charge or prior encumbrance against the Encumbered Property, such proceeds have been or will be advanced by Mortgagee at Mortgagor’s request, and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether those liens, charges or encumbrances are released.

Section 5.08       Mortgagee Powers.  Without affecting the liability of any other Person liable for the payment of any obligations herein mentioned and without affecting the lien or charge of this Mortgage upon any portion of the Encumbered Property not then or theretofore released as security for the full amount of all unpaid Obligations, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Encumbered Property, the Mortgagee or any of the Lenders may (i) release any persons liable for or on any Obligation, (ii) extend the maturity or alter any of the terms of any Obligation, (iii) modify the interest rate payable on the principal balance of the Obligations, (iv) grant other indulgences, (v) release or reconvey, or cause to be released or reconveyed at any time at the Mortgagee’s option any parcel, portion or all of the Encumbered Property, (vi) take or release any other or additional security for any obligations herein mentioned or (vii) make compositions or other arrangements with debtors in relation thereto.

Section 5.09      Enforceability of Mortgage.  This Mortgage is deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, mortgage, deed to secure debt, deed of trust, financing statement, real estate mortgage or security agreement, and from time to time as any one or more thereof, as is appropriate under applicable laws.  A carbon, photographic or other reproduction of this Mortgage or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

Section 5.10       Amendments.  No amendment, modification or waiver of any provision of this Mortgage and no consent to any departure by the Mortgagor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered in accordance with Section 14.1.1 of the Loan Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.11       Applicable Law.  THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE WHERE THE LAND IS LOCATED.

Section 5.12       Waiver of Jury Trial.  THE MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTES, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  THE MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE MORTGAGOR.

Section 5.13       Limitation of Principal Amount Secured.  Notwithstanding anything herein contained to the contrary, the principal amount secured hereby is limited to the principal sum of $8,910,000. This provision does not amend or modify the other provisions hereof, and is intended only to limit the principal amount that may be recovered by Mortgagee in any enforcement action related hereto.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, this Mortgage has been duly authorized and has been executed and delivered, under seal, to the Mortgagee by the Mortgagor on the date first above written.

FLORIDA PNEUMATIC MANUFACTURING CORPORATION

		By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

ATTEST:

By:	/s/ Richard B. Goodman
Name: Richard B. Goodman
Title: Assistant Secretary

[Corporate Seal]

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT
Jupiter, Florida (Palm Beach County)
Signature Page

STATE OF NEW YORK
COUNTY OF SUFFOLK

The foregoing instrument was acknowledged before me this 19th  of October, 2010, by Joseph A. Molino, Jr., as Vice President of Florida Pneumatic Manufacturing Corporation, a Florida corporation, on behalf of the corporation, who

( x )           is personally known to me;
(    )           has produced a ______________ Driver’s License as identification; or
(    )           has produced a ______________ as identification.

/s/ Robert C. Weiden
Notary Signature
Print Name:
Notary Public, State and County Aforesaid
My commission expires:
Commission Number:

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT
Jupiter, Florida (Palm Beach County)
Signature Page

Exhibit A to the Mortgage Agreement

Legal Description

Lots 17, 18 and 19 of JUPITER PARK OF COMMERCE, according to the Plat thereof as recorded in Plat Book 50, Page(s) 61 and 62, of the Public Records of Palm Beach County, Florida.

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A-1

Exhibit B to the Mortgage Agreement

Permitted Encumbrances

1.           Restrictions, dedications, conditions, reservations, easements and other matters shown on the plat of JUPITER PARK OF COMMERCE, as recorded in Plat Book 50, Page(s) 61 and 62, public records of Palm Beach County, Florida.

2.           Declaration of Covenants, Conditions, Restrictions and Easements, including any amendments or modifications thereto, which contains provisions for a private charge or assessments, recorded in Book 4639, Page 927; Joinder and Consent in Book 4719, Page 1602; Modification in Book 5475, Page 398; Amended in Book 5801, Page 258, Book 6574, Page 1405, Book 8982, Page 986, Book 9981, Page 1255, Book 10342, Page 1037 and in Book 10736, Page 1706 , all of the public records of Palm Beach County, Florida.

3.           Agreement by and between Loxahatchee River Environmental Control District and Jupiter West, Inc. recorded in Book 4445, Page 1181, public records of Palm Beach County, Florida .

4.           Memorandum of Agreement with developer for water recorded in Book 4740, Page 557, public records of Palm Beach County, Florida.

5.           Grant of Easement in favor of South Indian River Water Control District recorded in Book 4841, Page 689, public records of Palm Beach County, Florida.

6.           Grant of Easement to Loxahatchee River Environmental Control District recorded in Book 5002, Page 80, public records of Palm Beach County, Florida.

7.           Notice of the Loxahatchee River Environmental Control District in Palm Beach County and Martin County, Florida, providing that unpaid fees and charges for the services and facilities of the Loxahatchee River Environmental Control District shall constitute lines on the property effected thereby pursuant to Chapter 86-430 (House Bill No. 1064), Laws of Florida, Acts of 1986, filed in Book 4984, Page 1254, and Revised Notices filed in Book 7048, Page 655, Book 7187, Page 1712 and in Book 9360, Page 565, all of the public records of Palm Beach County, Florida.

8.           Easement granted to Florida Power & Light Company by instrument recorded in Book 4655, Page 538, public records of Palm Beach County, Florida.

9.           License Agreement by and between Florida Pneumatic Manufacturing Corp., as Licensor, and Jupiter West, Inc., and Jupiter Park of Commerce Association, Inc., as Licensee recorded in Book 5475, Page 407, public records of Palm Beach County, Florida.

10.         Unity of Title by Florida Pneumatic Manufacturing Corporation recorded in Book 5609, Page 1678, public records of Palm Beach County, Florida.

11.         Easement Deed by and between Florida Pneumatic Manufacturing Corporation and Town of Jupiter recorded in Book 5928, Page 1636, public records of Palm Beach County, Florida.

12.         Easement granted to Bell South Telecommunications by instrument recorded in Book 8982, Page 1337, public records of Palm Beach County, Florida.

13.         Survey prepared by Bloomster Professional Land Surveyors, Inc. dated October 14, 2010, under Job No. 10606, shows the following:

1.	Encroachment of dumpster enclosure, asphalt pavement and parking spaces into the 10 foot utility easement created in Book 5928, Page 1636 across the Southerly portion of Lot 19.

2.	Header curb and pavement encroaching across the West lot line of Lot 19 in the Southwest corner and encroaching into the 10 foot utility easements created per plat and per Book 5928, Page 1636.

3.	Two signs encroach into the 10 foot utility easement along the West lot line of Lot 17 and one sign encroaches into 10 foot utility easement along the North lot line of Lot 17.

4.	Various concrete slabs in the Northeasterly most corner of Lot 17 appear to encroach in and out of designated utility areas and into buffer easement along East lot line.

5.	Electric room attached to rear (East wall) of building encroaches into area reserved for 35 foot setback area of the East portion of Lot 18.

A-2

Subject Leases

None

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